UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

Form 8-K
______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 8, 2017

HARVARD BIOSCIENCE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33957	04-3306140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

84 October Hill Road, Holliston, MA 01746
(Address of Principal Executive Offices) (Zip Code)

(508) 893-8999
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01     Change in Registrant’s Certified Accountant.

The Audit Committee (the “Audit Committee”) of the Board of Directors of Harvard Bioscience, Inc. (the “Company”) recently solicited proposals from several accounting firms to serve as the Company’s registered independent accounting firm for the year ending December 31, 2017 and 2018. As a result of this process and after careful deliberation, on May 8, 2017, the Company appointed Grant Thornton LLP (“Grant Thornton”) and dismissed KPMG LLP (“KPMG”) as its independent registered public accounting firm, effective immediately. These changes were approved by the Company’s Audit Committee.

During the two most recent fiscal years ended December 31, 2016 and 2015 and the subsequent interim period through May 8, 2017, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) between KPMG and the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference in connection with its opinion to the subject matter of the disagreement, nor were there any “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except that for the years ended December 31, 2016 and 2015, material weaknesses existed in the Company’s internal control over financial reporting, as identified and described in management’s assessment of the Company’s internal control over financial reporting as reported on its Form 10-K for the fiscal years ended December 31, 2016 and 2015.

The audit reports of KPMG on the Company’s consolidated financial statements for the fiscal years ended December 31, 2016 and 2015 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2016 and 2015 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG’s report for the fiscal year ended December 31, 2016 and 2015 indicated that the Company did not maintain effective internal control over financial reporting as of December 31, 2016 and 2015. As described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, management is committed to remediating the material weaknesses in a timely fashion. The Audit Committee has authorized KPMG to respond fully to the inquiries of Grant Thornton concerning these material weaknesses.

The Company provided KPMG with a copy of the foregoing disclosures prior to the filing of this Form 8-K and requested KPMG furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not KPMG agreed with the disclosure in this Item 4.01. A copy of this letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the two most recent fiscal years ended December 31, 2016 and 2015 and the subsequent interim period through May 8, 2017 preceding the engagement of Grant Thornton as the Company’s independent registered public accounting firm, neither the Company nor anyone acting on behalf of the Company consulted Grant Thornton regarding either:

(i)                   The application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company by Grant Thornton that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or

(ii)                 Any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

16.1	Letter from KPMG to the Securities and Exchange Commission, dated as of May 9, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVARD BIOSCIENCE, INC.

Date: May 11, 2017	By:	/s/ Robert E. Gagnon
Name: Robert E. Gagnon
Title: Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Title

16.1	Letter from KPMG to the Securities and Exchange Commission, dated as of May 9, 2017.